Contact:	Bohn H. Crain Chief Executive Officer Radiant Logistics, Inc. (425) 943-4599

RADIANT LOGISTICS AGREES TO ACQUIRE DISTRIBUTION BY AIR

Provides Preliminary Guidance for FYE June 30, 2012 with Adjusted EBITDA of $9.0 Million; up 64% over the Prior Year on $285 Million in Revenues

BELLEVUE, WA   March 29, 2011 – Radiant Logistics, Inc. (OTC QB: RLGT), a domestic and international logistics services company, today announced it has agreed to acquire New Jersey-based DBA Distribution Services, Inc., a  privately held company that commonly operates under the trade name Distribution By Air (“DBA”) and provides a full range of domestic and international transportation and logistics services across North America.  The transaction is valued at $12.0 million and is expected to close in Radiant’s fourth fiscal quarter ending June 30, 2011, pending the satisfaction of customary closing conditions.

The $12.0 million transaction will consist of cash of $5.4 million to be paid at closing, $4.8 million in seller notes payable over the next three years and $1.8 million to be paid in connection with the achievement of certain integration milestones.  The Company may, at its sole option, on or before the three month anniversary of the closing, elect to satisfy up to $2.4 million of the seller notes through the issuance of the Company’s common stock to be valued based upon a 30-day volume weighted average price to be calculated preceding the delivery of the shares.

Founded in 1981, Distribution By Air services a diversified account base including manufacturers, distributors and retailers through a combination of company owned logistics centers located in Somerset, New Jersey and Los Angeles, California and twenty four agency offices across North America. Based on historic financial statements provided by its management, Distribution  By Air generated approximately $91.6 Million in revenues for the twelve months ended August 31, 2010. Distribution By Air will operate as a wholly owned subsidiary of Radiant Logistics.

On the acquisition, Radiant Chairman and CEO Bohn Crain remarked: “We are proud to announce our partnership with Jim Eagen, Paul Pollara and the entire DBA team. Our plan is to continue to operate the DBA brand alongside Radiant’s existing network brands while leveraging the increased and substantial purchasing power of the combined group. This transaction is the ideal next step to accelerate Radiant’s growth and further strengthen our network with significant company-owned operations in the strategic gateway markets of Newark and Los Angeles, an expanded network footprint and enhanced service offering.  Through the purchase of DBA, Radiant will operate more than 100 stations in North America, giving us one of the largest footprints in our industry.  We expect this will translate into improved profitability and strategic advantage for all of our stations.”

Crain Continued: “The financial metrics of the combined group are also compelling.  Our preliminary estimates for our fiscal year ending June 30, 2012 are approximately $9.0 million in adjusted EBITDA on $285 million in annual revenues.  This is before considering the elimination of an additional $1.0 million in costs that we will incur as we work through the integration process during our fiscal 2012 that will not carry into our fiscal year ended 2013. This is a particularly exciting time for us and we see even more opportunity on the horizon to deliver further revenue and earnings growth through a combination or organic and acquisitive growth initiatives.  In support of these strategies, we continue to enjoy significant financial flexibility to execute our plan with approximately $10.0 million in capacity remaining from our Bank of America credit facility after the transaction has been completed. We believe this sets us apart in today’s marketplace and we look forward to providing further updates as things progress.”

The Company’s estimate of future revenues and profits is based on the assumption that the cumulative historical financial results of operations of the Company and Distribution By Air for the most recent 12 months ended August 31, 2010 are indicative of the future financial performance of the combined group as well as anticipated cost synergies associated with migrating Distribution By Air’s back-office operations to Bellevue, WA. A reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP measure, appears at the end of this release.

Jim Eagen, of Distribution  By Air commented, “We are very happy to be joining the Radiant organization.   We were looking for a long term partner with that same passion for servicing the customer and a shared vision to further advance our business. We found that partner in Radiant. They have a unique and compelling value proposition, a real appreciation for the needs of the local owner/entrepreneur and a clear and achievable plan for building a world class logistics organization.  We are looking forward to leveraging our own strengths along with the capabilities of the Radiant network to bring additional value to our customers while enjoying the benefits of participating in an organization that, through its status as a public company, gives our employees and station owners the opportunity to work as shareholders and participate in the value that they help create.”  Both DBA founders Mr. Eagen and Mr. Pollara will continue with Distribution By Air post-closing. Mr. Eagen will serve as Distribution By Air’s Vice President of Operations for the Eastern Region from Somerset, New Jersey. Mr. Pollara will continue as Vice President of Operations for the Western Region from Los Angeles, California.

Supplemental Pro Forma Information

We believe that supplemental disclosure of our adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization adjusted for stock-based compensation and other non-cash costs is a useful measure for investors because it eliminates the effect of certain non-cash costs and provides an important metric for our business.  A reconciliation of annual pro forma adjusted EBITDA amounts to net income, the most directly comparable GAAP measure is as follows:

(Amounts in 000’s)	Preliminary Pro Forma Guidance Fiscal Year Ended June 30, 2012	Pre-Transaction Outlook Fiscal Year Ended June 30, 2011
Net income	$3,300	$2,417

Net interest expense	800	200
Income tax expense	2,000	1,482
Depreciation and amortization	2,000	1,119

EBITDA	8,100	5,218
Stock-based compensation and other
non-cash charges	400	132
Loss on litigation settlement	-	150
Severance costs	500	-

Adjusted EBITDA	$9,000	$5,500

This supplemental pro forma financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Investor Conference Call
Radiant will host a conference call for shareholders and the investing community on Wednesday, March 30, 2011 at 4:00 pm, ET to discuss the contents of the release. The call can be accessed by dialing (877) 407-8031, or (201) 689-8031 for international participants, and is expected to last approximately 30 minutes. Callers are requested to dial in 5 minutes before the start of the call. An audio replay will be available for one week after the teleconference by dialing (877) 660-6853, or (201) 612-7415 for international callers, and using account number 286 and conference ID number 370128. The call will also be webcast and may be accessed via Radiant’s web site at http://radiantdelivers.com or through www.InvestorCalendar.com.

About Distribution By Air
Distribution By Air (www.dbaco.com), founded in 1981, provides worldwide transportation and logistics services through its extensive network of exclusive agent and company owned offices across North America. To learn more about how to join the DBA network please call contact Jim Eagen at (800) 272-1379.

About Radiant Logistics (OTC QB: RLGT)
Radiant Logistics (www.radiantdelivers.com) is executing a strategy  to build a global transportation and supply chain management company through organic growth and the strategic acquisition of regional best-of-breed non-asset based transportation and logistics providers, to offer its customers domestic and international freight forwarding and an expanding array of value added supply chain management services, including asset recovery/reverse logistics, order fulfillment, inventory management and warehousing. For more information about Radiant Logistics, please contact Founder and CEO Bohn Crain at (425) 943-4599.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause our actual results to differ from our expectations, include but are not limited to, DBA’s ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results, our ability to integrate DBA’s operations with our historic operations, our ability to realize cost synergies through such integration, the effect that the acquisition will have on DBA’s existing customers, agents and employees as well as those risk factors that apply to our operations as disclosed in Item 1A of  our Report on Form 10-K for the year ended June 30, 2010 and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

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